HEALTHCARE ACQUISITION CORP.

April 28, 2005

The Lan Group
3489 Elmwood Avenue
Rochester, New York 14610

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date “Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Healthcare Acquisition Corp. ("HAC") and continuing until the earlier of the consummation by HAC of a "Business Combination" or HAC's liquidation (as described in HAC's IPO prospectus; such date the "Termination Date"),The Lan Group shall make available to HAC certain office and secretarial services as may be required by HAC from time to time, situated at 3489 Elmwood Avenue, Rochester, New York 14610. In exchange therefore, HAC shall pay The Lan Group the sum of $1,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

HEALTHCARE ACQUISITION CORP.

By:	/s/ Matthew P. Kinley
Name: Matthew P. Kinley
Title: President

AGREED TO AND ACCEPTED BY:

THE LAN GROUP

By:	/s/ Derace L. Schaffer, M.D.
Name: Derace L. Schaffer, M.D.
Title: